EXHIBIT 99.01

Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 pr@alliancebernstein.com

News Release

AllianceBernstein Holding L.P. Announces First Quarter Diluted Net Income of $0.83 per Unit and
Declares a $0.83 per Unit Cash Distribution

New York, NY, April 23, 2008 – AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) and AllianceBernstein L.P. (“AllianceBernstein”) today reported financial and operating results for the quarter ended March 31, 2008.

AllianceBernstein Holding (The Publicly Traded Partnership):

•	Diluted net income per Unit for the quarter ended March 31, 2008 was $0.83, a decrease of 9% from $0.91 for the same period in 2007.

•
Distribution per Unit for the first quarter of 2008 will be $0.83, a decrease of 9% from $0.91 for the same period in 2007.  The distribution is payable on May 15, 2008 to holders of record of AllianceBernstein Holding Units at the close of business on May 5, 2008.

AllianceBernstein (The Operating Partnership):

•	Assets Under Management (AUM) at March 31, 2008 were $735 billion, a 1% decrease from a year ago, due to market depreciation partially offset by net inflows.

•
Net outflows for the three months ended March 31, 2008 were $1.5 billion, consisting of Retail net outflows of $4.4 billion, Institutional Investments net inflows of $2.5 billion and Private Client net inflows of $0.4 billion.

•
Net inflows for the twelve months ended March 31, 2008 were $17.3 billion, consisting of Institutional Investments net inflows of $13.9 billion, Private Client net inflows of $5.4 billion and Retail net outflows of $2.0 billion.

“Turbulent capital market conditions negatively impacted first quarter results for our clients and the firm. Absolute investment returns were weak across our entire equity and hedge fund service suite. With few exceptions, returns in these services trailed benchmarks as we implemented strategies to gradually increase exposure to investments depressed in price as a consequence of the current market turmoil. Such investments are believed to offer unusual opportunity but hurt returns in the quarter.  Fixed income portfolios generally produced positive returns, providing important ballast to client portfolios. While relative returns were generally below targets in core and core plus services, virtually all of our municipal bond services outperformed,” said Lewis Sanders, Chairman and Chief Executive Officer.

“The firm’s organic growth turned slightly negative in the first quarter. Net redemptions in our retail channel, focused heavily in non-U.S. markets, were partially offset by net inflows in the institutional and private client channels.  However, net inflows in both channels slowed sharply compared to recent periods, as many clients await greater clarity about the underlying factors creating current market volatility. Although the backlog of new institutional mandates not yet funded grew to over $16 billion--a historically robust amount--a firm-wide resumption of organic growth will likely be contingent upon an improvement in capital market conditions.

“Our Institutional Research Services unit was a bright spot in the first quarter, with revenues rising by 20% versus last year’s comparable quarter. Results were especially strong in the U.S., reflecting continued client acceptance of our research and trading platforms.

“Despite a 5% increase in advisory fee revenue, net revenue for the quarter declined by 1% versus last year's comparable period.  This decline was primarily driven by a negative swing of $78 million in investment gains and losses (equating to nearly 8% of net revenues), which largely stemmed from a $58 million decline in the value of investments related to employee deferred compensation plans.  These lower valuations also reduced compensation expense by $20 million and will result in lower compensation expense in future periods should the value of these investments not recover.  The decline in valuations resulted in a net reduction in first quarter 2008 earnings per Unit of approximately $0.13.  In addition, current quarter earnings were reduced by $0.04 per Unit for costs incurred to conclude certain employee-related arbitrations, a significant portion of which we believe will be recovered from insurance.  Despite the impact of these items and slowing revenue growth in general, operating income declined by less than 5% and our operating margin declined by less than 100 basis points to 26.5%, both helped by ongoing expense management initiatives.  Also contributing to the 8% year-over-year decline in net income was a higher effective tax rate this quarter due to the continuing shift of the firm's profits to regions outside the U.S. where taxes are higher.

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“As we noted at year end 2007, turbulence in the capital markets, while unsettling, does plant the seeds for better future absolute and relative investment returns. We are working hard to capture these opportunities for clients, the success of which will redound to the benefit of all the stakeholders of AllianceBernstein,” concluded Mr. Sanders.

CONFERENCE CALL INFORMATION RELATING TO FIRST QUARTER 2008 RESULTS
APRIL 23, 2008 AT 5:00 P.M. (Eastern Daylight Time)

AllianceBernstein’s management will review first quarter 2008 financial and operating results on Wednesday, April 23, 2008, during a conference call beginning at 5:00 p.m. (EDT), following the release of its financial results after the close of the New York Stock Exchange.  The conference call will be hosted by Lewis A. Sanders, Chairman and Chief Executive Officer, and Gerald M. Lieberman, President and Chief Operating Officer.

Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website athttp://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S., 10 minutes before the 5:00 p.m.(EDT) scheduled start time. The conference ID# is 42356263.

The presentation that will be reviewed during the conference call will be available on AllianceBernstein’s Investor Relations website shortly after the release of first quarter 2008 financial results on April 23, 2008.

An audio replay of the conference call will be available beginning at approximately 7:00 p.m. (EDT) on April 23, 2008 and will be available for one week. To access the audio replay, please call (800) 642-1687 from the U.S., or outside the U.S. call (706) 645-9291, and provide conference ID# 42356263.  The replay will also be available via webcast on AllianceBernstein’s website for one week.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional clients, individuals and private clients in major markets around the world.  AllianceBernstein employs more than 500 investment professionals with expertise in growth equities, value equities, fixed income securities, blend strategies and alternative investments and, through its subsidiaries and joint ventures, operates in more than 20 countries.  AllianceBernstein’s research disciplines include fundamental research, quantitative research, economic research and currency forecasting.  Through its integrated global platform, AllianceBernstein is well-positioned to tailor investment solutions for its clients. AllianceBernstein also offers in-depth, fundamental, independent research, as well as portfolio strategies, trading and brokerage-related services to its institutional investor clients.

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At March 31, 2008, AllianceBernstein Holding L.P. (“Holding”) owned approximately 33.5% of the issued and outstanding AllianceBernstein Units.  AXA Financial was the beneficial owner of approximately 62.7% of the AllianceBernstein Units at March 31, 2008 (including those held indirectly through its ownership of approximately 1.7% of the issued and outstanding Holding Units) which, including the general partnership interests in AllianceBernstein and Holding, represent an approximate 63.1% economic interest in AllianceBernstein.  AXA Financial is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.

Cautions regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly traded partnerships are taxed. We caution readers to carefully consider such factors. Further, such forward looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in Item 1A of our 2007 Form 10-K. Any or all of the forward-looking statements that we make in this news release, Form 10-K or any other public statements we issue may turn out to be wrong. It is important to remember that other factors besides those listed in “Risk Factors” and those listed below could also adversely affect our revenues, financial condition, results of operations, and business prospects.

The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
Current market turmoil offering unusual investment opportunity, and a firm-wide resumption of organic growth:  The actual performance of the capital markets and other factors beyond our control will affect our investment success for clients and asset flows.

•
Our backlog of new institutional mandates not yet funded growing to over $16 billion:  Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times we currently anticipate.

•
Lower compensation expense in future periods resulting from a decline in the value of investments related to employee deferred compensation plans:  The actual performance of the capital markets and other factors beyond our control will affect the value of these investments.

•
Our ability to recover a significant portion of costs incurred to conclude employment-related arbitrations:  Our ability to recover a significant portion of these costs depends on the willingness of our insurer to reimburse us under an existing policy.

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ALLIANCEBERNSTEIN L.P.
(THE OPERATING PARTNERSHIP)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME
MARCH 31, 2008
(unaudited, $ thousands)

	Three Months Ended
	3/31/08	3/31/07
Revenues:
Investment Advisory & Services Fees	$817,231	$775,487
Distribution Revenues	109,302	112,210
Institutional Research Services	118,286	98,956
Dividend and Interest Income	30,992	68,309
Investment Gains (Losses)	(64,230)	13,634
Other Revenues	30,780	29,795
Total Revenues	1,042,361	1,098,391
Less: Interest Expense	13,339	54,055
Net Revenues	1,029,022	1,044,336

Expenses:
Employee Compensation & Benefits	433,672	440,525
Promotion & Servicing:
Distribution Plan Payments	79,224	77,710
Amortization of Deferred Sales Commissions	22,019	24,715
Other	57,223	58,529
General & Administrative	152,404	143,767
Interest on Borrowings	6,565	7,482
Amortization of Intangible Assets	5,179	5,179
	756,286	757,907

Operating Income	272,736	286,429
Non-Operating Income	4,752	4,199

Income before Income Taxes	277,488	290,628

Income Taxes	30,045	22,927

NET INCOME	$247,443	$267,701

Operating Income Margin	26.5%	27.4%

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ALLIANCEBERNSTEIN HOLDING L.P.
(THE PUBLICLY TRADED PARTNERSHIP)
SUMMARY STATEMENTS OF INCOME
(unaudited, $ thousands except per unit amounts)

	Three Months Ended
	3/31/08	3/31/07

Equity in Earnings of Operating Partnership	$81,997	$87,834

Income Taxes	9,561	9,309

NET INCOME	72,436	78,525

Additional Equity in Earnings of Operating Partnership(1)	170	1,269

NET INCOME - Diluted(2)	$72,606	$79,794

DILUTED NET INCOME PER UNIT	$0.83	$0.91

DISTRIBUTION PER UNIT	$0.83	$0.91

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.
(2) For calculation of Diluted Net Income per Unit.

ALLIANCEBERNSTEIN AND ALLIANCEBERNSTEIN HOLDING
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING
MARCH 31, 2008

		Weighted Average Units
		Three Months Ended
	Period End
	Units	Basic	Diluted

AllianceBernstein	260,798,798	260,627,159	260,943,171

AllianceBernstein Holding	87,404,955	87,233,316	87,549,328

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ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
THREE MONTHS ENDED MARCH 31, 2008
($ millions)

	Institutional		Private
	Investments	Retail	Client	Total

Beginning of Period	$508,081	$183,165	$109,144	$800,390

Sales/New accounts	12,162	7,820	3,330	23,312
Redemptions/Terminations	(3,655)	(10,328)	(1,859)	(15,842)
Cash flow	(5,916)	(1,672)	(1,029)	(8,617)
Unreinvested dividends	-	(239)	(114)	(353)
Net inflows/(outflows)	2,591	(4,419)	328	(1,500)

Transfers(1)	(41)	41	-	-

Market depreciation	(39,304)	(16,076)	(8,179)	(63,559)

End of Period	$471,327	$162,711	$101,293	$735,331

(1) Transfers of certain client accounts were made among distribution channels resulting from changes in how these accounts are serviced by the firm.

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
TWELVE MONTHS ENDED MARCH 31, 2008
($ millions)

	Institutional		Private
	Investments	Retail	Client	Total

Beginning of Period(1)	$468,453	$172,998	$100,339	$741,790

Sales/New accounts	63,519	41,125	15,744	120,388
Redemptions/Terminations	(28,845)	(37,900)	(5,318)	(72,063)
Cash flow	(20,805)	(3,916)	(4,498)	(29,219)
Unreinvested dividends	(1)	(1,272)	(521)	(1,794)
Net inflows/(outflows)	13,868	(1,963)	5,407	17,312

Transfers(2)	509	(511)	2	-

Market depreciation	(11,503)	(7,813)	(4,455)	(23,771)

End of Period	$471,327	$162,711	$101,293	$735,331

(1) Prior period AUM has been adjusted to reflect the assets associated with existing services previously not included.
(2) Transfers of certain client accounts were made among distribution channels resulting from changes in how these accounts are serviced by the firm.

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ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
BY INVESTMENT SERVICE
AT MARCH 31, 2008
($ millions)

	Institutional Investments	Retail	Private Client	Total
Equity:
Value
U.S.	$42,932	$28,881	$22,197	$94,010
Global & International	174,808	50,185	22,759	247,752
	217,740	79,066	44,956	341,762
Growth
U.S.	26,827	20,499	13,727	61,053
Global & International	77,768	20,163	11,067	108,998
	104,595	40,662	24,794	170,051

Total Equity	322,335	119,728	69,750	511,813

Fixed Income:
U.S.	73,370	9,540	30,745	113,655
Global & International	58,661	29,572	765	88,998
	132,031	39,112	31,510	202,653

Index/Structured:
U.S.	10,943	3,871	24	14,838
Global & International	6,018	-	9	6,027
	16,961	3,871	33	20,865

Total:
U.S.	154,072	62,791	66,693	283,556
Global & International	317,255	99,920	34,600	451,775
	$471,327	$162,711	$101,293	$735,331

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ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
($ millions)

	Three Month Period		Twelve Month Period
	3/31/08	3/31/07(1)	3/31/08	3/31/07(1)

Ending Assets Under Management	$735,331	$741,790	$735,331	$741,790

Average Assets Under Management	$758,359	$726,810	$781,568	$671,525

(1) Prior period AUM has been adjusted to reflect the assets associated with existing services previously not included.

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
BY CLIENT DOMICILE
AT MARCH 31, 2008
($ millions)

	Institutional Investments	Retail	Private Client	Total

U. S. Clients	$218,841	$124,233	$97,846	$440,920
Non-U.S. Clients	252,486	38,478	3,447	294,411
	$471,327	$162,711	$101,293	$735,331

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